Exhibit 99.4

           (Text of graph posted to Ashland Inc.'s website concerning Ashland Specialty Chemical Company's average sales per ship day)


              ASCC- Average Net Sales per ship day ($, thousands)


              ($,Thousands)      2000         2001        2002        2003
                                 ----         ----        ----        ----

              January           4,939        4,595       4,368       4,625
              February          5,091        4,919       5,188       5,535
              March             5,079        4,755       5,005       5,406
              April             5,567        4,997       5,180       5,690
              May               4,983        4,700       5,212       5,562
              June              5,071        5,474       5,579
              July              5,092        5,084       5,045
              August            4,876        4,643       5,249
              September         5,290        5,325       5,593
              October           4,937        4,895       5,163
              November          5,209        5,250       5,734
              December          5,150        4,954       5,265



                          ASCC Durable Manufacturing Index (%)

                                 2000         2001        2002        2003
                                 ----         ----        ----        ----

              January             100        101.6        93.6        95.9
              February          100.9        100.5        93.8        95.3
              March             101.9        100.5        93.8        94.5
              April               103         99.3        94.5        93.9
              May               104.2         98.2        95.2        94.2
              June              104.7         96.9        95.8
              July              104.9         96.8        96.2
              August            104.3         95.7        96.7
              September         105.1         94.4          96
              October           104.6         93.3        95.5
              November          103.9         93.2        96.2
              December          102.9         92.9        94.5